Exhibit 3.6

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT OF KWF INVESTORS II, LLC

This First Amendment to Limited Liability Company Agreement of KWF Investors II, LLC (this “First Amendment”) is made and entered into as of December 28, 2011 by K-W Properties, the sole member (“Member”) of KWF Investors II, LLC (“Company”). Capitalized terms used but not defined herein shall have the meaning set forth in the Limited Liability Company Agreement, dated as of November 1, 2010 (the “Operating Agreement”), entered into by and between Member and KWF Executives II, LLC (“Executives”).

WHEREAS, pursuant to that certain Membership Interest Acquisition Agreement, dated as of the date hereof, by and among the Company, Executives and certain other parties, the Company acquired the Company membership interests formerly held by Executives (the “Transfer”); and

WHEREAS, Member believes it is desirable and in the best interest of the Company to amend Exhibit A of the Operating Agreement to reflect the Transfer and evidence its consent thereto.

NOW, THEREFORE, Member hereby consents to the Transfer and amends the Operating Agreement as follows:

1. Pursuant to the Transfer, Executives is no longer a member of the Company and any references to Executives in the Operating Agreement are hereby deleted.

2. Exhibit A of the Operating Agreement is hereby replaced in its entirety by Exhibit A attached hereto.

3. Except as expressly amended by the terms of this Amendment, the Operating Agreement shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

[INVESTORS II]

IN WITNESS WHEREOF, K-W Properties, the sole member, has executed this First Amendment to the Limited Liability Company Agreement of KWF Investors II, LLC as of the date first written above.

K-W Properties, a California corporation

By:	/s/ Barry S. Schlesinger
Name:	Barry S. Schlesinger
Title:	Vice President

[INVESTORS II]

Exhibit A

CAPITAL CONTRIBUTION, ADDRESS AND PERCENTAGE INTEREST

OF MEMBER

Member’s Name	Member’s Address	Member’s Capital Contribution	Member’s Percentage Interest
K-W Properties, a California corporation	9701 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90212	$ .00	100%

	TOTAL:	$ .00	100%

[INVESTORS II]